Exhibit 99

Best Buy Reports Third Quarter Results

Comparable Sales Declined 6.9%

GAAP Diluted EPS of $1.21

Non-GAAP Diluted EPS of $1.29

MINNEAPOLIS, November 21, 2023 -- Best Buy Co., Inc. (NYSE: BBY) today announced results for the 13-week third quarter ended October 28, 2023 (“Q3 FY24”), as compared to the 13-week third quarter ended October 29, 2022 (“Q3 FY23”).

	Q3 FY24	Q3 FY23
Revenue ($ in millions)
Enterprise	$9,756	$10,587
Domestic segment	$8,996	$9,800
International segment	$760	$787
Enterprise comparable sales % change[1]	(6.9)%	(10.4)%
Domestic comparable sales % change[1]	(7.3)%	(10.5)%
Domestic comparable online sales % change[1]	(9.3)%	(11.6)%
International comparable sales % change[1]	(1.9)%	(9.3)%
Operating Income
GAAP operating income as a % of revenue	3.6%	3.4%
Non-GAAP operating income as a % of revenue	3.8%	3.9%
Diluted Earnings per Share ("EPS")
GAAP diluted EPS	$1.21	$1.22
Non-GAAP diluted EPS	$1.29	$1.38

For GAAP to non-GAAP reconciliations of the measures referred to in the above table, please refer to the attached supporting schedule.

“Today we are reporting better-than-expected profitability on slightly softer-than-expected revenue for the third quarter,” said Corie Barry, Best Buy CEO. “These results demonstrate our ongoing, strong operational execution as we navigate through the near-term sales pressure our industry has been experiencing for the past several quarters.”

Barry continued, “In the more recent macro environment, consumer demand has been even more uneven and difficult to predict. Based on the sales trends in Q3 and so far in November, we believe it is prudent to lower our annual revenue outlook. The midpoint of our annual non-GAAP diluted EPS guidance is slightly higher than the midpoint of our original guidance as we entered the year.”

“We are excited for the important holiday season and are prepared for a customer who is very deal-focused with promotions and deals for all budgets, new shopping experiences, an expanded product assortment, and fast and free fulfillment,” continued Barry. “I want to thank our associates for their resilience, determination, and relentless focus on our customers. I continue to be very proud of the way our teams are managing the business today and preparing for our future.”

FY24 Financial Guidance

Best Buy CFO Matt Bilunas said, “For the fourth quarter, we expect our comparable sales to decline in the range of 3.0% to 7.0%. On the profitability side, we expect our Q4 FY24 non-GAAP operating income rate to be in a range of 4.7% to 5.0%, which compares to a rate of 4.8% last year.”

Best Buy’s guidance for FY24, which includes 53 weeks, is the following:

•	Revenue of $43.1 billion to $43.7 billion, which compares to prior guidance of $43.8 billion to $44.5 billion
•	Comparable sales decline of 6.0% to 7.5%, which compares to prior guidance of a decline of 4.5% to 6.0%
•	Enterprise non-GAAP operating income rate[2] of 4.0% to 4.1%, which compares to prior guidance of 3.9% to 4.1%
•	Non-GAAP effective income tax rate[2] of approximately 24.0%, which compares to prior guidance of approximately 24.5%
•	Non-GAAP diluted EPS[2] of $6.00 to $6.30, which compares to prior guidance of $6.00 to $6.40
•	Capital expenditures of approximately $825 million, which compares to prior guidance of approximately $850 million

Note: Incorporated in the above guidance, the 53rd week is expected to add approximately $700 million of revenue to Q4 FY24 and provide a benefit of approximately 10 basis points to the company’s full year non-GAAP operating income rate.2

Domestic Segment Q3 FY24 Results

Domestic Revenue

Domestic revenue of $9.00 billion decreased 8.2% versus last year primarily driven by a comparable sales decline of 7.3%.

From a merchandising perspective, the largest drivers of the comparable sales decline on a weighted basis were appliances, computing, home theater and mobile phones. These drivers were partially offset by growth in gaming.

Domestic online revenue of $2.75 billion decreased 9.3% on a comparable basis, and as a percentage of total Domestic revenue, online revenue was 30.6% versus 31.0% last year.

Domestic Gross Profit Rate

Domestic gross profit rate was 22.9% versus 21.9% last year. The higher gross profit rate was primarily due to: (1) improved financial performance from the company’s membership offerings, which included higher services margin rates; (2) favorable product margin rates; and (3) lower supply chain costs.

Domestic Selling, General and Administrative Expenses (“SG&A”)

Domestic GAAP SG&A was $1.73 billion, or 19.2% of revenue, versus $1.79 billion, or 18.3% of revenue, last year. On a non-GAAP basis, SG&A was $1.71 billion, or 19.0% of revenue, versus $1.77 billion, or 18.1% of revenue, last year. Both GAAP and non-GAAP SG&A decreased primarily due to reduced store payroll and advertising expense, which was partially offset by higher incentive compensation.

International Segment Q3 FY24 Results

International revenue of $760 million decreased 3.4% versus last year. This decrease was primarily driven by a comparable sales decline of 1.9% and the negative impact from foreign currency exchange rates.

International operating income was $18 million, or 2.4% of revenue, compared to $33 million, or 4.2% of revenue, last year. International gross profit rate was 22.1% versus 23.4% last year. The lower gross profit rate was primarily due to unfavorable product margin rates. International GAAP SG&A was $151 million, or 19.9% of revenue, versus $150 million, or 19.1% of revenue, last year.

Share Repurchases and Dividends

In Q3 FY24, the company returned a total of $313 million to shareholders through dividends of $201 million and share repurchases of $112 million. On a year-to-date basis, the company has returned a total of $873 million to shareholders through dividends of $603 million and share repurchases of $270 million.

Today, the company announced that its board of directors has authorized the payment of a regular quarterly cash dividend of $0.92 per common share. The quarterly dividend is payable on January 2, 2024, to shareholders of record as of the close of business on December 12, 2023.

Conference Call

Best Buy is scheduled to conduct an earnings conference call at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) on November 21, 2023. A webcast of the call is expected to be available at www.investors.bestbuy.com,  both live and after the call.

Notes:

(1) The method of calculating comparable sales varies across the retail industry. As a result, our method of calculating comparable sales may not be the same as other retailers’ methods. For additional information on comparable sales, please see our most recent Annual Report on Form 10-K, and our subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”), and available at www.investors.bestbuy.com.

(2) A reconciliation of the projected non-GAAP operating income rate, non-GAAP effective income tax rate and non-GAAP diluted EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges; price-fixing settlements; goodwill impairments; gains and losses on sales of subsidiaries and certain investments; intangible asset amortization; certain acquisition-related costs; and the tax effect of all such items. Historically, the company has excluded these items from non-GAAP financial measures. The company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business or reaching settlement of a legal dispute, are inherently unpredictable as to if or when they may occur. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking and Cautionary Statements:

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," “appear,” “approximate,” "assume," "believe," “continue,” “could,” "estimate," "expect," “foresee,” "guidance," "intend," “may,” “might,” "outlook," "plan," “possible,” "project" “seek,” “should,” “would,” and other words and terms of similar meaning or the negatives thereof. Such statements reflect our current views and estimates with respect to future market conditions, company performance and financial results, operational investments, business prospects, our operating model, new strategies and growth initiatives, the competitive environment, consumer behavior and other events. These statements involve a number of judgments and are subject to certain risks and uncertainties, many of which are outside the control of the Company, that could cause actual results to differ materially from the potential results discussed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our most recent Annual Report on Form 10-K, and any updated information in subsequent Quarterly Reports on Form 10-Q, for a description of important factors that could cause our actual results to differ materially from those contemplated by the forward-looking statements made in this release. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: macroeconomic pressures in the markets in which we operate (including but not limited to inflation rates, fluctuations in foreign currency exchange rates, limitations on a government’s ability to borrow and/or spend capital, fluctuations in housing prices, energy markets, and jobless rates and effects related to the conflicts in Eastern Europe and the Middle East or other geopolitical events); catastrophic events, health crises and pandemics; susceptibility of the products we sell to technological advancements, product life cycle fluctuations and changes in consumer preferences; competition (including from multi-channel retailers, e-commerce business, technology service providers, traditional store-based retailers, vendors and mobile network carriers and in the provision of delivery speed and options); our ability to attract and retain qualified employees; changes in market compensation rates; our expansion into health and new products, services and technologies; our focus on services as a strategic priority; our reliance on key vendors and mobile network carriers (including product availability); our ability to maintain positive brand perception and recognition; our ability to effectively manage strategic ventures, alliances or acquisitions; our ability to effectively manage our real estate portfolio; inability of vendors or service providers to perform components our supply chain (impacting our stores or other aspects of our operations) and other various functions of our business; risks arising from and potentially unique to our exclusive brands products; our reliance on our information technology systems, internet and telecommunications access and capabilities; our ability to prevent or effectively respond to a cyber-attack, privacy or security breach; product safety and quality concerns; changes to labor or employment laws or regulations; risks arising from statutory, regulatory and legal developments (including statutes and/or regulations related to tax or privacy); evolving corporate governance and public disclosure regulations and expectations (including, but not limited to, cybersecurity and environmental, social and governance matters); risks arising from our international activities (including those related to the conflicts in Eastern Europe and the Middle East or fluctuations in foreign currency exchange rates) and those of our vendors; failure to effectively manage our costs; our dependence on cash flows and net earnings generated during the fourth fiscal quarter; pricing investments and promotional activity; economic or regulatory developments that might affect our ability to provide attractive promotional financing; constraints in the capital markets; changes to our vendor credit terms; changes in our credit ratings; failure to meet financial-performance guidance or other forward-looking statements; and general economic uncertainty in key global markets and worsening of global economic conditions or low levels of economic growth. We caution that the foregoing list of important factors is not complete. Any forward-looking statements speak only as of the date they are made and we assume no obligation to update any forward-looking statement that we may make.

Investor Contact:	Media Contact:
Mollie O'Brien	Carly Charlson
mollie.obrien@bestbuy.com	carly.charlson@bestbuy.com

BEST BUY CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

($ and shares in millions, except per share amounts)

(Unaudited and subject to reclassification)

Three Months Ended			Nine Months Ended
October 28, 2023		October 29, 2022	October 28, 2023	October 29, 2022
Revenue	$9,756	$10,587	$28,806	$31,563
Cost of sales	7,524	8,255	22,204	24,591
Gross profit	2,232	2,332	6,602	6,972
Gross profit %	22.9%	22.0%	22.9%	22.1%
Selling, general and administrative expenses	1,878	1,941	5,605	5,713
SG&A %	19.2%	18.3%	19.5%	18.1%
Restructuring charges	-	26	(16)	61
Operating income	354	365	1,013	1,198
Operating income %	3.6%	3.4%	3.5%	3.8%
Other income (expense):
Gain on sale of subsidiary, net	-	-	21	-
Investment income and other	8	4	41	2
Interest expense	(14)	(10)	(38)	(23)
Earnings before income tax expense and equity in income (loss) of affiliates	348	359	1,037	1,177
Income tax expense	86	84	257	252
Effective tax rate	24.7%	23.6%	24.8%	21.4%
Equity in income (loss) of affiliates	1	2	1	(1)
Net earnings	$263	$277	$781	$924

Basic earnings per share	$1.21	$1.23	$3.58	$4.09
Diluted earnings per share	$1.21	$1.22	$3.57	$4.07

Weighted-average common shares outstanding:
Basic	217.8	225.5	218.4	225.9
Diluted	218.3	226.2	219.1	226.9

BEST BUY CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited and subject to reclassification)

	October 28, 2023	October 29, 2022
Assets
Current assets:
Cash and cash equivalents	$636	$932
Receivables, net	901	1,050
Merchandise inventories	7,562	7,294
Other current assets	766	646
Total current assets	9,865	9,922
Property and equipment, net	2,313	2,373
Operating lease assets	2,827	2,799
Goodwill	1,383	1,383
Other assets	494	544
Total assets	$16,882	$17,021

Liabilities and equity
Current liabilities:
Accounts payable	$7,133	$7,056
Unredeemed gift card liabilities	245	273
Deferred revenue	934	1,080
Accrued compensation and related expenses	309	363
Accrued liabilities	760	744
Current portion of operating lease liabilities	614	638
Current portion of long-term debt	15	16
Total current liabilities	10,010	10,170
Long-term operating lease liabilities	2,270	2,216
Long-term liabilities	660	500
Long-term debt	1,130	1,142
Equity	2,812	2,993
Total liabilities and equity	$16,882	$17,021

BEST BUY CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

(Unaudited and subject to reclassification)

	Nine Months Ended
	October 28, 2023	October 29, 2022
Operating activities
Net earnings	$781	$924
Adjustments to reconcile net earnings to total cash provided by (used in) operating activities:
Depreciation and amortization	702	679
Restructuring charges	(16)	61
Stock-based compensation	110	98
Gain on sale of subsidiary, net	(21)	-
Other, net	7	19
Changes in operating assets and liabilities:
Receivables	240	(14)
Merchandise inventories	(2,444)	(1,365)
Other assets	(17)	(1)
Accounts payable	1,468	224
Income taxes	(200)	28
Other liabilities	(320)	(761)
Total cash provided by (used in) operating activities	290	(108)

Investing activities
Additions to property and equipment	(612)	(696)
Purchases of investments	(7)	(46)
Net proceeds from sale of subsidiary	14	-
Other, net	5	6
Total cash used in investing activities	(600)	(736)

Financing activities
Repurchase of common stock	(270)	(465)
Dividends paid	(603)	(595)
Other, net	1	2
Total cash used in financing activities	(872)	(1,058)

Effect of exchange rate changes on cash and cash equivalents	(12)	(10)
Decrease in cash, cash equivalents and restricted cash	(1,194)	(1,912)
Cash, cash equivalents and restricted cash at beginning of period	2,253	3,205
Cash, cash equivalents and restricted cash at end of period	$1,059	$1,293

BEST BUY CO., INC.

SEGMENT INFORMATION

($ in millions)

(Unaudited and subject to reclassification)

	Three Months Ended		Nine Months Ended
Domestic Segment Results	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Revenue	$8,996	$9,800	$26,687	$29,263
Comparable sales % change	(7.3)%	(10.5)%	(8.0)%	(10.6)%
Comparable online sales % change	(9.3)%	(11.6)%	(9.5)%	(13.8)%
Gross profit	$2,064	$2,148	$6,108	$6,427
Gross profit as a % of revenue	22.9%	21.9%	22.9%	22.0%
SG&A	$1,727	$1,791	$5,167	$5,264
SG&A as a % of revenue	19.2%	18.3%	19.4%	18.0%
Operating income	$336	$332	$955	$1,104
Operating income as a % of revenue	3.7%	3.4%	3.6%	3.8%

Domestic Segment Non-GAAP Results[1]
Gross profit	$2,064	$2,148	$6,108	$6,427
Gross profit as a % of revenue	22.9%	21.9%	22.9%	22.0%
SG&A	$1,712	$1,770	$5,111	$5,199
SG&A as a % of revenue	19.0%	18.1%	19.2%	17.8%
Operating income	$352	$378	$997	$1,228
Operating income as a % of revenue	3.9%	3.9%	3.7%	4.2%

	Three Months Ended		Nine Months Ended
International Segment Results	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Revenue	$760	$787	$2,119	$2,300
Comparable sales % change	(1.9)%	(9.3)%	(4.2)%	(5.2)%
Gross profit	$168	$184	$494	$545
Gross profit as a % of revenue	22.1%	23.4%	23.3%	23.7%
SG&A	$151	$150	$438	$449
SG&A as a % of revenue	19.9%	19.1%	20.7%	19.5%
Operating income	$18	$33	$58	$94
Operating income as a % of revenue	2.4%	4.2%	2.7%	4.1%

International Segment Non-GAAP Results[1]
Gross profit	$168	$184	$494	$545
Gross profit as a % of revenue	22.1%	23.4%	23.3%	23.7%
SG&A	$151	$150	$438	$449
SG&A as a % of revenue	19.9%	19.1%	20.7%	19.5%
Operating income	$17	$34	$56	$96
Operating income as a % of revenue	2.2%	4.3%	2.6%	4.2%

(1)For GAAP to non-GAAP reconciliations, please refer to the attached supporting schedule titled Reconciliation of Non-GAAP Financial Measures.

BEST BUY CO., INC.

REVENUE CATEGORY SUMMARY

(Unaudited and subject to reclassification)

	Revenue Mix		Comparable Sales
	Three Months Ended		Three Months Ended
Domestic Segment	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Computing and Mobile Phones	44%	44%	(8.3)%	(11.4)%
Consumer Electronics	29%	30%	(9.5)%	(12.8)%
Appliances	14%	15%	(15.1)%	(9.6)%
Entertainment	6%	5%	20.6%	(4.6)%
Services	6%	5%	6.9%	(0.9)%
Other	1%	1%	4.7%	39.8%
Total	100%	100%	(7.3)%	(10.5)%

	Revenue Mix		Comparable Sales
	Three Months Ended		Three Months Ended
International Segment	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Computing and Mobile Phones	50%	49%	(1.0)%	(9.9)%
Consumer Electronics	26%	28%	(8.4)%	(7.4)%
Appliances	10%	9%	4.0%	(10.2)%
Entertainment	7%	6%	18.6%	(8.4)%
Services	6%	6%	2.4%	(15.2)%
Other	1%	2%	(37.5)%	3.6%
Total	100%	100%	(1.9)%	(9.3)%

BEST BUY CO., INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in millions, except per share amounts)

(Unaudited and subject to reclassification)

The following information provides reconciliations of the most comparable financial measures presented in accordance with accounting principles generally accepted in the U.S. (GAAP financial measures) to presented non-GAAP financial measures. The company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance and in assessing future performance. For these reasons, internal management reporting also includes non-GAAP financial measures. Generally, presented non-GAAP financial measures include adjustments for items such as restructuring charges, goodwill and intangible asset impairments, price-fixing settlements, gains and losses on subsidiaries and certain investments, intangible asset amortization, certain acquisition-related costs and the tax effect of all such items. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered in addition to, and not superior to or as a substitute for, the GAAP financial measures presented in this earnings release and the company’s financial statements and other publicly filed reports. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

	Three Months Ended			Three Months Ended
	October 28, 2023			October 29, 2022
	Domestic	International	Consolidated	Domestic	International	Consolidated
SG&A	$1,727	$151	$1,878	$1,791	$150	$1,941
% of revenue	19.2%	19.9%	19.2%	18.3%	19.1%	18.3%
Intangible asset amortization[1]	(15)	-	(15)	(21)	-	(21)
Non-GAAP SG&A	$1,712	$151	$1,863	$1,770	$150	$1,920
% of revenue	19.0%	19.9%	19.1%	18.1%	19.1%	18.1%

Operating income	$336	$18	$354	$332	$33	$365
% of revenue	3.7%	2.4%	3.6%	3.4%	4.2%	3.4%
Intangible asset amortization[1]	15	-	15	21	-	21
Restructuring charges[2]	1	(1)	-	25	1	26
Non-GAAP operating income	$352	$17	$369	$378	$34	$412
% of revenue	3.9%	2.2%	3.8%	3.9%	4.3%	3.9%

Effective tax rate			24.7%			23.6%
Intangible asset amortization[1]			-%			0.1%
Restructuring charges[2]			-%			0.1%
Non-GAAP effective tax rate			24.7%			23.8%

	Three Months Ended			Three Months Ended
	October 28, 2023			October 29, 2022
	Pretax Earnings	Net of Tax[4]	Per Share	Pretax Earnings	Net of Tax[4]	Per Share
Diluted EPS			$1.21			$1.22
Intangible asset amortization[1]	$15	$7	0.03	$21	$15	0.08
Restructuring charges[2]	-	2	0.01	26	19	0.08
Loss on investments	9	9	0.04	-	-	-
Non-GAAP diluted EPS			$1.29			$1.38

	Nine Months Ended			Nine Months Ended
	October 28, 2023			October 29, 2022
	Domestic	International	Consolidated	Domestic	International	Consolidated
SG&A	$5,167	$438	$5,605	$5,264	$449	$5,713
% of revenue	19.4%	20.7%	19.5%	18.0%	19.5%	18.1%
Intangible asset amortization[1]	(56)	-	(56)	(65)	-	(65)
Non-GAAP SG&A	$5,111	$438	$5,549	$5,199	$449	$5,648
% of revenue	19.2%	20.7%	19.3%	17.8%	19.5%	17.9%

Operating income	$955	$58	$1,013	$1,104	$94	$1,198
% of revenue	3.6%	2.7%	3.5%	3.8%	4.1%	3.8%
Intangible asset amortization[1]	56	-	56	65	-	65
Restructuring charges[2]	(14)	(2)	(16)	59	2	61
Non-GAAP operating income	$997	$56	$1,053	$1,228	$96	$1,324
% of revenue	3.7%	2.6%	3.7%	4.2%	4.2%	4.2%

Effective tax rate			24.8%			21.4%
Intangible asset amortization[1]			0.2%			0.2%
Restructuring charges[2]			(0.1)%			0.1%
Non-GAAP effective tax rate			24.9%			21.7%

	Nine Months Ended			Nine Months Ended
	October 28, 2023			October 29, 2022
	Pretax Earnings	Net of Tax[4]	Per Share	Pretax Earnings	Net of Tax[4]	Per Share
Diluted EPS			$3.57			$4.07
Intangible asset amortization[1]	$56	$43	0.20	$65	$49	0.22
Restructuring charges[2]	(16)	(12)	(0.06)	61	46	0.20
Loss on investments	11	11	0.05	-	-	-
Gain on sale of subsidiary, net[3]	(21)	(21)	(0.10)	-	-	-
Non-GAAP diluted EPS			$3.66			$4.49

(1)Represents the non-cash amortization of definite-lived intangible assets associated with acquisitions, including customer relationships, tradenames and developed technology assets.

(2)Represents charges related to employee termination benefits and subsequent adjustments from higher-than-expected employee retention related to previously planned organizational changes.

(3)Represents the gain on sale of a Mexico subsidiary subsequent to our exit from operations in Mexico.

(4)The non-GAAP adjustments primarily relate to the U.S. and Mexico. As such, the forecasted annual income tax charge on a portion of the U.S. non-GAAP adjustments is calculated using the statutory tax rate of 24.5%. There is no forecasted annual income tax for Mexico non-GAAP items and a portion of U.S. non-GAAP items, as there is no forecasted annual tax benefit/expense on the income/expenses in the calculation of GAAP income tax expense.

Return on Assets and Non-GAAP Return on Investment

The tables below provide calculations of return on assets ("ROA") (GAAP financial measure) and non-GAAP return on investment (“ROI”) (non-GAAP financial measure) for the periods presented. The company believes ROA is the most directly comparable financial measure to ROI. Non-GAAP ROI is defined as non-GAAP adjusted operating income after tax divided by average invested operating assets. All periods presented below apply this methodology consistently. The company believes non-GAAP ROI is a meaningful metric for investors to evaluate capital efficiency because it measures how key assets are deployed by adjusting operating income and total assets for the items noted below. This method of determining non-GAAP ROI may differ from other companies' methods and therefore may not be comparable to those used by other companies.

Return on Assets ("ROA")	October 28, 2023[1]	October 29, 2022[1]
Net earnings	$1,276	$1,550
Total assets	16,069	17,005
ROA	7.9%	9.1%

Non-GAAP Return on Investment ("ROI")	October 28, 2023[1]	October 29, 2022[1]
Numerator
Operating income	$1,610	$2,001
Add: Non-GAAP operating income adjustments[2]	147	159
Add: Operating lease interest[3]	114	112
Less: Income taxes[4]	(458)	(557)
Add: Depreciation	865	816
Add: Operating lease amortization[5]	666	652
Adjusted operating income after tax	$2,944	$3,183

Denominator
Total assets	$16,069	$17,005
Less: Excess cash[6]	(318)	(692)
Add: Accumulated depreciation and amortization[7]	5,055	5,800
Less: Adjusted current liabilities[8]	(8,632)	(9,525)
Average invested operating assets	$12,174	$12,588

Non-GAAP ROI	24.2%	25.3%

(1)

Income statement accounts represent the activity for the trailing 12 months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balances for the trailing 12 months ended as of each of the balance sheet dates.

(2)

Non-GAAP operating income adjustments include continuing operations adjustments for intangible asset amortization, restructuring charges and acquisition-related transaction costs. Additional details regarding these adjustments are included in the Reconciliation of Non-GAAP Financial Measures schedule within the company’s earnings releases.

(3)

Operating lease interest represents the add-back to operating income to approximate the total interest expense that the company would incur if its operating leases were owned and financed by debt. The add-back is approximated by multiplying average operating lease assets by 4%, which approximates the interest rate on the company’s operating lease liabilities.

(4)

Income taxes are approximated by using a blended statutory rate at the Enterprise level based on statutory rates from the countries in which the company does business, which primarily consists of the U.S. with a statutory rate of 24.5% for the periods presented.

(5)

Operating lease amortization represents operating lease cost less operating lease interest. Operating lease cost includes short-term leases, which are immaterial, and excludes variable lease costs as these costs are not included in the operating lease asset balance.

(6)

Excess cash represents the amount of cash, cash equivalents and short-term investments greater than $1 billion, which approximates the amount of cash the company believes is necessary to run the business and may fluctuate over time.

(7)	Accumulated depreciation and amortization represents accumulated depreciation related to property and equipment and accumulated amortization related to definite-lived intangible assets.
(8)	Adjusted current liabilities represent total current liabilities less short-term debt and the current portions of operating lease liabilities and long-term debt.